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                                                                    EXHIBIT 99.1


                          FORM OF IAT MULTIMEDIA, INC.
                                   PROXY CARD



                              IAT MULTIMEDIA, INC.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
           THE SPECIAL MEETING OF STOCKHOLDERS ON DECEMBER 22, 1999
     The undersigned hereby appoints Jacob Agam and Klaus Grissemann, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of IAT Multimedia, Inc. to be held on December 22, 1999, and any postponements or adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement/Prospectus, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

     RETURNED PROXY FORMS WILL BE VOTED: (1) AS SPECIFIED ON THE MATTERS LISTED ON THE REVERSE SIDE OF THIS FORM; (2) IN ACCORDANCE WITH THE DIRECTORS RECOMMENDATIONS WHERE A CHOICE IS NOT SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

YOUR SHARES WILL NOT BE VOTED UNLESS YOUR SIGNED PROXY FORM IS RETURNED TO IAT MULTIMEDIA, INC. OR YOU OTHERWISE VOTE AT THE MEETING.


      (THIS PROXY CARD CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)

    COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

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[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE USING
     DARK INK ONLY


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

                                                   FOR      AGAINST   ABSTAIN
1. To authorize and approve the issuance of        [ ]        [ ]       [ ]
   up to 48,366,530 shares of IAT common
   stock, subject to adjustment, in
   connection with the acquisition by IAT
   of all of the outstanding shares of
   capital stock of Petrini S.p.A.

2. To approve the amendment to the IAT             [ ]        [ ]       [ ]
   Amended and Restated Certificate of
   Incorporation to increase the authorized number of shares of IAT common stock from 50,000,000 to 100,000,000.

3. To approve the amendment to the IAT             [ ]        [ ]       [ ]
   Amended and Restated Certificate of
   Incorporation to change the name of IAT
   Multimedia, Inc. to Spigadoro, Inc.

4. To approve the adoption of IAT's 1999           [ ]        [ ]       [ ]
   Stock Option Plan.

5. To authorize and approve the issuance of        [ ]        [ ]       [ ]
   578,763 shares of IAT common stock in
   connection with the conversion of IAT's
   convertible debt.

PLEASE SIGN THIS PROXY AND RETURN IT
PROMPTLY WHETHER OR NOT YOU EXPECT TO
ATTEND THE MEETING. YOU MAY NEVERTHELESS
VOTE IN PERSON IF YOU DO ATTEND.

______________________ __________________________ Date ________________________
Please sign your name exactly as it appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.